Exhibit 5

         [Letterhead of Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations]

May 23, 2001

Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee  37027


          RE: Registration Statement on Form S-8

Ladies and Gentlemen:

          Community Health Systems, Inc. (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to a maximum of 25,681 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable pursuant to the Stock Option Agreement between the Company and Samuel A. Nunn (the "Agreement").

          With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Agreement and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Agreement with their covenants and agreements contained therein.

          Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares to be registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Agreement) will be duly authorized, validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General
Corporation Law of the State of Delaware (the "GCLD") and the applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                   Very truly yours,



                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By: /s/ Jeffrey Bagner
                                       ------------------------------------
                                          Jeffrey Bagner